SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Capital, Inc.

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[Letterhead of First Capital, Inc.]

April 7, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of First Capital, Inc. We will hold the meeting at the main office of First Harrison Bank, 220 Federal Drive, N.W., Corydon, Indiana, on Wednesday, May 14, 2008, at 12:00 noon, local time.

The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we also will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Monroe Shine & Co., Inc., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ J. Gordon Pendleton	/s/ William W. Harrod
J. Gordon Pendleton	William W. Harrod
Chairman of the Board	President and Chief Executive Officer

FIRST CAPITAL, INC.

220 Federal Drive, N.W.

Corydon, Indiana 47112

(812) 738-2198

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	12:00 noon, local time, on Wednesday, May 14, 2008

PLACE	First Harrison Bank
220 Federal Drive, N.W.
Corydon, Indiana 47112

ITEMS OF BUSINESS	(1) To elect four directors to serve for a term of three years.

(2) To ratify the selection of Monroe Shine & Co., Inc. as our independent registered public accounting firm for fiscal year 2008.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 31, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Joel E. Voyles
Joel E. Voyles
Corporate Secretary
April 7, 2008

FIRST CAPITAL, INC.

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of First Capital, Inc. for the 2008 annual meeting of shareholders and for any adjournment or postponement of the annual meeting. In this proxy statement, we may also refer to First Capital, Inc. as “First Capital,” the “Company,” “we,” “our” or “us.”

First Capital is the holding company for First Harrison Bank. In this proxy statement, we may also refer to First Harrison Bank as “First Harrison” or the “Bank.”

We will hold the annual meeting at the Bank’s main office, 220 Federal Drive, N.W., Corydon, Indiana, on Wednesday, May 14, 2008, at 12:00 noon, local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 7, 2008.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote your shares of First Capital common stock if the records of the Company show that you held your shares as of the close of business on March 31, 2008. As of the close of business on March 31, 2008, a total of 2,813,856 shares of First Capital common stock were outstanding. Each share of common stock has one vote.

The Company’s Articles of Incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own your shares of common stock of First Capital in one or more of the following ways:

•	Directly in your name as stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly through the First Harrison Bank Employee Stock Ownership Plan (the “ESOP”) and Trust.

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage account statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of First Capital common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect four directors to serve a term of three years. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four.

In voting on the approval of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal because the proposal is non-routine and has not received voting instructions from the beneficial owner.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Board of Directors of First Capital is sending you this proxy statement for the purpose of requesting that you allow your shares of First Capital common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of First Capital common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Monroe Shine & Co., Inc. as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your First Capital common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Company’s Corporate Secretary in writing before your shares have been voted at the annual meeting, deliver valid proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction form that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustees vote all shares held by the ESOP, but each participant in the ESOP may direct the trustees how to vote the shares of Company common stock allocated to his or her account. The ESOP trustees, subject to the exercise of their fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustees have received valid voting instructions. The deadline for returning your voting instructions to the ESOP trustees is May 2, 2008.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Director Independence

The Company’s Board of Directors currently consists of twelve members. All of the directors are independent under the listing standards of the Nasdaq Stock Market, Inc., except for Samuel E. Uhl, Gerald L. Uhl, Michael L. Shireman, Mark D. Shireman and William W. Harrod. Mr. Harrod is not considered independent because he is the President and Chief Executive Officer of First Capital and the Chief Operating Officer of First Harrison. Mr. Samuel Uhl is not considered independent because he is the Chief Operating Officer of First Capital and the President and Chief Executive Officer of First Harrison. Mr. Gerald Uhl is not considered independent because he is the brother of Samuel Uhl. Mr. Mark Shireman is not considered independent because he is the President of James L. Shireman Construction Co., to which First Harrison has made payments for services during the past three fiscal years. Mr. Michael Shireman is not considered independent because he is the brother of Mark Shireman. In determining the independence of its directors, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions With Related Persons,” including loans or lines of credit that the Bank has, directly or indirectly, made to Directors Burden, Buschemeyer, Ernstberger, Harrod, Huber, Pendleton, Saulman, Michael Shireman, Samuel Uhl and Gerald Uhl.

Committees of the Board of Directors

The following table identifies our standing committees and their members. The members of the Audit, Compensation and Nominating Committees are each independent in accordance with the relevant listing standards of the Nasdaq Stock Market, Inc. The charters of the Audit Committee, Nominating Committee and Compensation Committee are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.firstharrison.com).

Director	Executive Committee		Audit Committee		Compensation Committee		Nominating Committee
James S. Burden			X				X
John W. Buschemeyer					X		X
Kathryn W. Ernstberger			X		X		X	*
William W. Harrod	X
Dennis L. Huber					X	*
James E. Nett			X	*	X		X
J. Gordon Pendleton	X	*	X		X
Kenneth R. Saulman							X
Michael L. Shireman	X
Mark D. Shireman
Samuel E. Uhl	X
Gerald L. Uhl	X
Number of Meetings in 2007	1		9		5		2

*	Chairperson.

Executive Committee. The Executive Committee evaluates issues of major importance to the Company between regularly scheduled Board meetings. The Executive Committee acts on issues delegated to it by the Board of Directors.

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that James E. Nett and J. Gordon Pendleton are audit committee financial experts under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”). The Compensation Committee reviews all compensation components for the Company’s CEO, COO and other highly compensated executive officers’ compensation including base salary, annual incentive, short-term incentives, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executives’ total compensation package. Decisions by the Compensation Committee with respect to the compensation of the CEO and COO are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating Committee. The Nominating Committee annually selects the Board’s nominees for election as directors. For the procedures of the Nominating Committee, see “Nominating Committee Procedures” below.

Nominating Committee Procedures

General. It is the policy of the Nominating Committee to consider director candidates recommended by shareholders who appear qualified to serve on the Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing, addressed to Kathryn W. Ernstberger, Chairperson of the Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the Nominating Committee must receive the recommendation at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications for Nominees. The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the age limitation requirements set forth in the Company’s Bylaws. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees. For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of First Capital’s local communities. The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating Committee has not used an independent search firm in identifying nominees.

In evaluating potential candidates, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Board and Committee Meetings

The business of First Capital and First Harrison is conducted through meetings and activities of their respective Boards of Directors and committees. During the fiscal year ended December 31, 2007,

the Boards of Directors of First Capital and First Harrison each held 14 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which that director served.

Directors Attendance at Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of shareholders. All directors attended the 2007 Annual Meeting of Shareholders.

Code of Ethics and Business Conduct

First Capital has adopted a Code of Ethics and Business Conduct (the “Code”) that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Audit Committee of the Board of Directors

of First Capital, Inc.

James E. Nett, Chairperson

J. Gordon Pendleton

Kathryn W. Ernstberger

James S. Burden

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	All Other Compensation (2)	Total
James Burden	$11,700	$—	$777	$12,477
John Buschemeyer	11,700	3,723	777	16,200
Kathy Ernstberger	11,700	—	777	12,477
Dennis Huber	11,700	—	777	12,477
James Nett	11,700	—	777	12,477
James G. Pendleton	11,700	4,978	777	17,455
Kenny Saulman	11,700	—	777	12,477
Mark Shireman	11,700	1,238	777	13,715
Michael Shireman	11,700	—	777	12,477
Gerald Uhl	11,700	2,963	777	15,440

(1)	Only Messrs. Pendleton, Gerald Uhl, Mark Shireman and Buschemeyer are covered by a non-qualified deferred compensation plan.
(2)	Each individual received a $777 cash bonus for fiscal year 2007.

Directors’ Fees. In 2007, members of First Harrison’s Board of Directors received $975 per meeting for 12 of the 14 meetings held. Fees were not paid for the other two meetings. For fiscal year 2008, the meeting fee has been increased to $1,015 per meeting. No separate fees are paid for service on First Capital’s Board of Directors.

Directors’ Deferred Compensation Plan. Certain directors have elected to defer their monthly directors’ fees until retirement with no income tax payable by the director until retirement benefits are received. Upon termination of service on or after attaining age 70, the retired director receives between $217 and $676 per month for 180 months. Benefits are also payable upon disability, early retirement, other termination of service or death. Directors Buschemeyer, Pendleton, Mark D. Shireman and Gerald L. Uhl are the only directors who participate in the plan. For directors who did not elect to participate in the plan before 1993, this plan is no longer available.

Stock Ownership

First Capital does not know of any beneficial owners of more than 5% of the Company’s outstanding common stock. The following table provides information as of March 31, 2008 about the shares of First Capital common stock that may be considered to be beneficially owned by each director, each nominee for director, and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options		Percent of Common Stock Outstanding(1)
James S. Burden	14,668	(2)	—			*
John W. Buschemeyer	18,511	(3)	—			*
Kathryn W. Ernstberger	550		924			*
William W. Harrod	7,735	(4)	9,955			*
Dennis L. Huber	8,900		1,540			*
James E. Nett	3,410		1,540			*
J. Gordon Pendleton	23,887	(5)	—			*
Kenneth R. Saulman	13,351	(6)	—			*
Mark D. Shireman	41,505	(7)	—		1.5%
Michael L. Shireman	12,176	(8)	616			*
Gerald L. Uhl	38,778	(9)	660	(10)	1.4
Samuel E. Uhl	42,905	(11)	6,875		1.8
All directors and executive officers as a group (16 persons)	244,826		40,497		10.0%

*	Less than 1.0%.
(1)	Based on 2,813,856 shares of Company common stock outstanding and entitled to vote as of March 31, 2008, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.
(2)	Includes 9,718 shares owned by Mr. Burden’s spouse.
(3)	Includes 6,116 shares held by the individual retirement account of Mr. Buschemeyer’s spouse.
(4)	Includes 1,752 shares allocated under the ESOP as to which Mr. Harrod exercises voting but not investment power.
(5)	Includes 3,850 shares owned by Mr. Pendleton’s spouse.
(6)	Includes 1,974 shares owned by Saulman Brothers, a corporation controlled by Mr. Saulman, and 108 shares held indirectly for his grandchildren.
(7)	Includes 4,580 shares owned by Mr. Mark Shireman’s spouse and 2,200 shares held by the individual retirement account of Mr. Mark Shireman’s spouse.
(8)	Includes 5,097 shares owned by Mr. Michael Shireman’s spouse and 2,328 shares held by the individual retirement account of Mr. Michael Shireman’s spouse.

(footnotes continued on next page)

(9)	Includes 12,887 shares owned by Mr. Gerald Uhl’s spouse, 4,570 shares held by the individual retirement account of Mr. Gerald Uhl’s spouse and 447 shares allocated to Mr. Gerald Uhl’s spouse under the ESOP as to which she exercises voting but not investment power.
(10)	Held by Mr. Gerald Uhl’s spouse.
(11)	Includes 220 shares owned by Mr. Samuel Uhl’s spouse and 2,482 shares allocated under the ESOP as to which Mr. Samuel Uhl exercises voting but not investment power.

Items to be Voted on by Stockholders

Item 1 – Election of Directors

The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Four directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are J. Gordon Pendleton, Gerald L. Uhl, Dennis L. Huber and William W. Harrod, all of whom are currently directors of the Company and the Bank. There are no family relationships among the directors except as described above under “Corporate Governance—Director Independence.”

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of J. Gordon Pendleton, Gerald L. Uhl, Dennis L. Huber and William W. Harrod.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2007. The indicated period for service as a director includes service as a director of First Harrison.

Board Nominees for Terms Ending in 2011

J. Gordon Pendleton is the Chairman of the Board of First Capital. Mr. Pendleton was President and Chief Executive Officer of First Federal Savings Bank from 1961 to 1996. From 1996 until First Capital’s merger with HCB Bancorp, Inc. in 2000, he served as Chief Executive Officer. Age 74. Director since 1963.

Gerald L. Uhl is the Business Manager and Controller for Jacobi Sales, Inc., a farm implement dealership in Palmyra, Indiana. Age 67. Director since 1973.

Dennis L. Huber is retired. He is the former President and Publisher of O’Bannon Publishing Co., Inc. in Corydon, Indiana. Age 68. Director since 1997.

William W. Harrod became the President and Chief Executive Officer of First Capital and Chief Operating Officer of First Harrison in January 2000. Mr. Harrod previously served as President and Chief Executive Officer of HCB Bancorp, Inc. and Harrison County Bank. Mr. Harrod is a former director of HCB Bancorp, Inc. Age 51. Director since 2000.

Directors Continuing in Office with Terms Ending in 2009

John W. Buschemeyer was the President and majority owner of Hurst Lumber Co. in Corydon, Indiana, until his retirement in 2003. Age 69. Director since 1973.

Kenneth R. Saulman is employed as a right-of-way supervisor for Clark County REMC, an electrical service company in Sellersburg, Indiana. Age 65. Director since 1997.

Kathryn W. Ernstberger is a professor of business administration at Indiana University Southeast in New Albany, Indiana. Age 44. Director since 2003.

Directors Continuing in Office with Terms Ending in 2010

Samuel E. Uhl is the President and Chief Executive Officer of First Harrison and Chief Operating Officer of First Capital. Mr. Uhl has served as President of First Harrison since 1996. Upon completion of the merger of First Federal and Harrison County Bank, Mr. Uhl added the title of Chief Executive Officer of First Harrison. Age 62. Director since 1995.

Mark D. Shireman is the President of James L. Shireman, Inc. in Corydon, Indiana. Age 56. Director since 1989.

James S. Burden was the owner and operator of Tracy’s Mobile Home Park in Georgetown, Indiana, and a bus driver for Floyd County Schools in New Albany, Indiana until his retirement from both positions this year. Mr. Burden is a former director of HCB Bancorp, Inc. Age 62. Director since 2000.

Michael L. Shireman is the President of Uhl Truck Sales, Inc., a medium and heavy truck dealer in Louisville, Kentucky and Palmyra, Indiana. Mr. Shireman is a former director of HCB Bancorp, Inc. Age 59. Director since 2000.

James E. Nett is the controller for Koetter Woodworking, Inc. in Borden, Indiana. Mr. Nett is a former director of HCB Bancorp, Inc. Age 64. Director since 2000.

Item 2 – Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Monroe Shine & Co., Inc. to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to ratification by shareholders. A representative of Monroe Shine & Co., Inc. is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that Monroe Shine & Co., Inc. billed to the Company for the fiscal years ended December 31, 2007 and 2006.

	2007	2006
Audit Fees	$96,700	$91,030
Audit-Related Fees(1)	19,900	25,825
Tax Fees(2)	28,950	16,600
All other fees	—	—

(1)	Includes fees billed for assurance and related services in connection with the performance of the audit or review of the Company’s financial statements and for consultations concerning financial accounting, reporting and regulatory matters.
(2)	Includes fees billed for tax compliance services, including income tax return preparation, preparation of business tangible property tax returns, assistance with tax audits and general tax planning and advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of First Capital for the 2007 fiscal year and all other executive officers of First Capital whose total compensation for the 2007 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William W. Harrod President and Chief Executive Officer	2007 2006	$150,700 144,740	$8,272 2,998	— —	$20,844 24,428	$179,816 172,166

Samuel E. Uhl Chief Operating Officer	2007 2006	150,700 144,740	8,213 2,998	— —	18,854 25,976	177,767 173,714

Michael C. Frederick Chief Financial Officer	2007 2006	86,977 86,633	5,470 1,809	— 1,641	12,537 17,399	104,984 104,482

(1)	Includes directors’ fees of $11,700 for each of Messrs. Harrod and Uhl.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) of the vesting of 440 options in 2007 for Mr. Frederick, based upon a fair value of each option of $3.73 using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see Note 15 to the Notes to the Financial Statements contained in the Company’s Annual Report.
(3)	Details of the amounts reported in the “All Other Compensation” column for 2007 are provided in the table below:

	Mr. Harrod	Mr. Uhl	Mr. Frederick
Employer contributions to 401(k) Plan	$6,798	$7,416	$4,421
Perquisites(a)	—	—	—
Health Insurance	9,240	8,871	6,626
Disability Insurance	1,182	1,182	1,022
Life Insurance	264	264	208
Dental Insurance	209	209	209
ESOP Allocations	—	—	—

(a)	Messrs. Harrod and Uhl’s respective aggregate perquisite amounts, which were for usage of a company-owned vehicle, were less than the $10,000 disclosure threshold. Mr. Frederick did not receive any perquisites.

Employment Agreements

First Harrison and First Capital maintain employment agreements with William W. Harrod, Samuel E. Uhl and Michael C. Frederick. The employment agreements provide for a three-year term which is renewable annually. The employment agreements provide that each executive’s base salary will be reviewed annually. The current base salary under the employment agreements for Messrs. Harrod, Uhl and Frederick (each an “executive”) is $148,213, $148,213 and $90,328, respectively. In addition to base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination for cause, as defined in the employment agreements, at any time. If an executive is terminated for reasons other than for cause, or if an executive voluntarily terminates his employment after specified circumstances that would constitute constructive termination (as set forth in the agreements), the executive (or, if the executive dies, his beneficiary), would be entitled to receive severance payments and benefits. See “Executive Compensation—Potential Post-Termination Benefits” for a discussion of the termination benefits for Messrs. Harrod, Uhl and Frederick. In addition, upon executive’s termination of employment for reasons other than cause or a change in control, executive must adhere to a one-year non-competition agreement.

First Capital guarantees the payments to executive under the employment agreement if they are not paid by First Harrison. All reasonable costs and legal fees incurred by the executive under any dispute or question of interpretation relating to the employment agreements will be paid by First Capital, if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that executive will be indemnified to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of First Harrison or First Capital.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options that have not vested for each named executive officer outstanding as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William W. Harrod	852		—		$8.56	1/1/2008
	1,705		—		11.50	3/14/2009
	8,250		—		10.00	2/14/2010

Michael C. Frederick	1,320		—		10.00	2/14/2010
	1,320	(1)	880	(1)	20.91	6/21/2014

Samuel E. Uhl	6,875		—		10.00	2/14/2010

(1)	These stock options are granted pursuant to the First Capital, Inc. 1999 Stock-Based Incentive Plan and vest in five equal annual installments commencing on June 21, 2005.

Potential Post-Termination Benefits

Employment Agreements. Under the terms of the employment agreements with Messrs. Harrod, Uhl and Frederick, the executives may be terminated for cause, as defined in the employment agreements, at any time. If an executive is terminated for cause, he will receive only his base salary earned as of the effective date of his termination and he will forfeit all unvested shares of restricted stock and stock options.

If an executive is terminated for reasons other than for cause, or if an executive voluntarily terminates his employment after specified circumstances that would constitute constructive termination

(as set forth in the agreements), the executive (or, if the executive dies, his beneficiary), would be entitled to receive an amount equal to the payments that executive would have received during the remaining term of his employment agreement, including base salary, bonuses and other cash or deferred compensation paid or to be paid to the executive and contributions that would have been made on the executive’s behalf to any employee benefit plans of First Harrison during the remaining term of the employment agreement. First Harrison would also continue to pay for the executive’s life, medical, dental and disability coverage for the remaining term of the employment agreement. Severance payments are made within 30 days of an executive’s termination date.

If a named executive terminates his employment due to a “disability” (as defined in the employment agreement) during the term of his employment agreement, First Harrison will pay the executive, as disability pay, a bi-weekly payment equal to three-quarters of the executive’s bi-weekly rate of salary on the date of his termination. Executive will also continue to receive life, medical, dental and disability coverage until the earlier of: executive’s attainment of age 65, executive’s death, the expiration of the term of the employment agreement or executive’s return to full-time employment.

Upon a change in control (as defined in the agreement) followed by an executive’s termination of employment, the executive is entitled to a lump sum cash payment equal to 2.99 times the executive’s average annual compensation during the five-year period preceding the effective date of the change in control (the “base amount”). In addition to cash payments, Messrs. Harrod, Uhl and Frederick would also be entitled to continued insurance coverage for 36 months following termination of employment. However, in accordance with the terms of the employment agreements, the total value of the benefits provided and payments made to an executive in connection with a change in control may not exceed three times an executive’s average annual compensation during the five-year period preceding a change in control (“280G Limit”).

ESOP. If there is a change in control (as defined in the ESOP) of the Company, the ESOP will terminate as of the effective date of the change in control and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of First Capital stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of First Capital stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by First Capital or First Harrison on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds will be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.

Equity Awards. As of December 31, 2007, only Mr. Frederick had unvested stock options, which were for 880 shares. If there is a change in control of First Harrison or First Capital, or if Mr. Frederick dies or becomes disabled the outstanding options will automatically vest and remain exercisable until the later of one year from the date of death or the expiration of the stock options.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners has complied with applicable reporting requirements for transactions in First Capital common stock during the fiscal year ended December 31, 2007, except that Mark D. Shireman filed a late report for a stock option exercise.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by First Capital to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by First Harrison to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. First Harrison is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit First Harrison to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. The Bank does not currently have such a program.

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of First Capital’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Director Gerald L. Uhl is a shareholder in Jacobi Sales, Inc. (“JSI”), a farm implement dealership that contracts with First Harrison to provide sales financing to customers of JSI. First Harrison does not grant preferential credit under this arrangement. During the fiscal year ended December 31, 2007, First Harrison granted approximately $1.1 million of credit to JSI customers and such loans had an aggregate outstanding balance of $1.9 million at December 31, 2007. At December 31, 2007, 15 loans, with an aggregate outstanding balance of $88,000, were delinquent 30 days or more.

Director Mark D. Shireman is the President and Chief Executive Officer of James L. Shireman, Inc., a construction company that we have contracted with to construct a new branch, scheduled to open in Fall 2008, for an estimated cost of $725,000. We believe that the fees to be paid to James L. Shireman, Inc. are based on substantially the same terms and conditions as would apply to unaffiliated clients of that organization.

There are no other transactions or series of similar transactions between us and any of our directors or executive officers in which the amount involved exceeds $120,000 since the beginning of our last fiscal year, or which are currently proposed.

Submission of Business Proposals

and Shareholder Nominations

Proposals that shareholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than December 10, 2008. If next year’s annual meeting is held on a date more than 30 days from May 14, 2008, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities Exchange Commission.

The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 nor more than 120 days before the date of the annual meeting; provided that if less than 100 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders. A copy of the Bylaws may be obtained from the Company.

Shareholder Communications

The Company encourages shareholders to communicate with the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should do so in writing to William W. Harrod, President and Chief Executive Officer of First Capital, Inc., 220 Federal Drive, N.W., Corydon, Indiana 47112. Communications regarding financial or accounting policies may be made in writing to the Chairperson of the Audit Committee, James E. Nett, at the same address. All other communications should be sent in writing to the attention of the Chairperson of the Nominating Committee, Kathryn W. Ernstberger, also at the same address.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of First Capital common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on March 31, 2008. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the fiscal year ended December 31, 2007, as filed with the Securities Exchange Commission, will be furnished without charge to persons who were shareholders as of the close of business on March 31, 2008, upon written request to Joel E. Voyles, Corporate Secretary, First Capital, Inc., 220 Federal Drive, N.W., Corydon, Indiana 47112.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, Registrar and Transfer Company, the Company’s transfer agent, has undertaken on behalf of the Company to deliver to you promptly, upon written or oral request, a separate copy of this proxy statement and the annual report. If you are such a shareholder or a beneficial owner and you would like to receive your own copy of this proxy statement and the annual report, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572, and indicate that you are a shareholder at a shared address and would like an additional copy of each document. If you are a record holder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company at the phone number or address listed above. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank or other nominee.

If, however, you are a multiple shareholder sharing an address and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at the phone number or at the address listed above and all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the record holder, of Company shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee and all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joel E. Voyles
Joel E. Voyles
Corporate Secretary

Corydon, Indiana

April 7, 2008

REVOCABLE PROXY

FIRST CAPITAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2008

12:00 Noon, Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael L. Shireman and James E. Nett, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of First Capital, Inc. (“First Capital”) owned of record by the undersigned at the Annual Meeting of Shareholders, to be held on May 14, 2008, at 12:00 Noon, local time, at 220 Federal Drive, N.W., Corydon, Indiana, and at any and all adjournments and postponements of the meeting, as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named below becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

J. Gordon Pendleton, Gerald L. Uhl, Dennis L. Huber and William W. Harrod

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm for First Capital for the fiscal year ending December 31, 2008.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

If properly signed and dated, this revocable proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed only if properly signed and dated. If any other business is presented at the Annual Meeting, including whether or not to adjourn the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote (1) with respect to the election of any person as Director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:

SHAREHOLDER SIGN ABOVE

CO-HOLDER (IF ANY) SIGN ABOVE

The above signed acknowledges receipt from First Capital, before the execution of this proxy, of a Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting and an Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Company Letterhead Appears Here]

Dear ESOP Participant:

On behalf of the Board of Directors of First Capital, Inc. (the “Company”), I am forwarding you the attached vote authorization form for the purpose of conveying your voting instructions to William W. Harrod, Samuel E. Uhl and Michael C. Frederick (collectively, the “Trustees”) on the proposals to be presented at the Annual Meeting of Shareholders of First Capital, Inc. to be held on May 14, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Shareholders and a copy of the Company’s Annual Report to Shareholders.

As a participant in the First Harrison Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your ESOP account as of March 31, 2007, the Annual Meeting record date. These allocated shares of Company common stock will be voted as directed by you; provided your instructions are received by the ESOP Trustees by May 2, 2008. The ESOP Trustees, subject to their fiduciary duties, will vote any unallocated shares of Company common stock and any allocated shares of Company common stock for which timely instructions are not provided in a manner calculated to most accurately reflect the instructions from participants regarding the shares of Company common stock allocated to participants’ accounts.

In order to direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope no later than May 2, 2008. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Harrison Bank.

Sincerely,

/s/ William W. Harrod
William W. Harrod
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that William W. Harrod, Samuel E. Uhl and Michael C. Frederick, serving as the trustees of the First Harrison Bank Employee Stock Ownership Plan (“ESOP”), are the holders of record and custodian of all shares of First Capital, Inc. (the “Company”) common stock allocated to me under the ESOP. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 14, 2008.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

J. Gordon Pendleton, Gerald L. Uhl, Dennis L. Huber and William W. Harrod

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm for First Capital for the fiscal year ending December 31, 2008.

	FOR	VOTE WITHHELD	ABSTAIN
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The ESOP Trustees are hereby authorized to vote all shares allocated to my ESOP account as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than May 2, 2008.